Exhibit 10.27

MASTER EQUIPMENT LEASE AGREEMENT

Agreement No. 167040101  Dated: December 23, 2002

LESSOR:	LIGHTHOUSE CAPITAL PARTNERS IV, L.P., a Delaware limited partnership (“Lessor”), 500 Drakes Landing Road, Greenbrae, California 94904-3011.

LESSEE:	RIGEL PHARMACEUTICALS, INC., a Delaware corporation (“Lessee”),

ADDRESS:	240 East Grand Avenue, South San Francisco, California 94080.

                IN CONSIDERATION of the mutual covenants contained herein, the parties agree as follows:

                1.  LEASE.  Lessor leases to Lessee and Lessee leases from Lessor the personal property described in each Equipment Schedule executed pursuant hereto, subject to the terms and conditions of this Master Equipment Lease Agreement (“Master Lease”) and the applicable Lease Line Schedule (defined below).  The “Equipment” (as defined in the Lease Line Schedule) is being leased for commercial or business purposes only, and not for personal, home, or family purposes.  The parties agree that each Lease is a “finance lease” under the Uniform Commercial Code (as in effect in the State of California during the term of the Lease and referred to hereafter as the “UCC”).

                2.  LEASE LINE SCHEDULE.  “Lease Line Schedule” means a Lease Line Schedule in the form of Exhibit A, signed by Lessor and Lessee and incorporating by reference the terms and provisions of this Master Lease.  In the event of a conflict, the terms of the Lease Line Schedule shall prevail over the Master Lease.

                3.  EQUIPMENT SCHEDULES.  “Equipment Schedule” means an Equipment Schedule in the form of Exhibit B, signed by Lessor and Lessee and incorporating, by reference, the terms and provisions of this Master Lease and the applicable Lease Line Schedule.  Each Equipment Schedule shall constitute a separate and independent lease (a “Lease”); the original of such Lease shall consist of the signed Equipment Schedule and a copy of the Master Lease and applicable Lease Line Schedule.  Capitalized terms used, but not defined, in this Master Lease have the meanings given to such terms in the applicable Lease Line Schedule or Equipment Schedule, as the case may be.

                4.  TERM AND RENTALS.

                                (a)  Acceptance.  The Lease shall commence with respect to Equipment described on the Equipment Schedule upon the Acceptance Date.  The “Acceptance Date” shall be the date upon which Lessee executes a Delivery and Acceptance Certificate in the form of Exhibit C.

                                (b)  Term and Payment of Rent.  The lease term for the Equipment shall be the “Lease Term” set forth in the Equipment Schedule which shall commence on the “Commencement Date” (as defined in the Lease Line Schedule).  Lessee agrees to pay to Lessor the “Rental Payments” for the Lease Term, in the amounts and at the times set forth in the Equipment Schedule.

                                (c)  Interim Period.  If the Acceptance Date does not fall on the Commencement Date, then Lessee agrees to pay to Lessor “Interim Rent” for the period commencing on the Acceptance Date through and including the day preceding the Commencement Date (the “Interim Period”).  The Interim Rent payment for the Interim Period shall accrue at the “Interim Rate” (as defined in the Lease Line Schedule) and shall be due and payable in full on the Commencement Date.

                                (d)  Lease Termination.  Lessee may terminate the Lease at the expiration of the Lease Term or any renewal term (the “Lease Termination”) by submitting to Lessor a Notice of Election in the form of Exhibit D. If a Notice of Election is not submitted by Lessee to Lessor during the “Advance Notice Period” (as defined in the Lease Line Schedule), then the Lease Term or any renewal Term will be automatically extended for an additional period equal to the “Automatic Extension Period” (as defined in the Lease Line Schedule).  The Lease will continue to automatically extend until Lessee submits to Lessor a Notice of Election.  The Lease may only be terminated as expressly provided in this Section, in the applicable Lease Line Schedule or in the applicable Equipment Schedule.

Lessee agrees to continue paying rent for the Equipment in the amount of the Rental Payment set forth in the Equipment Schedule until the later of (i) the expiration of the Lease Term, any renewal term and any Automatic Extension Period and (ii) either (A) the purchase option price is paid pursuant to Section 6(a), or (B) a mutually agreed renewal of the Lease takes effect pursuant to Section 6(b), or (C) the Equipment is returned in the manner and condition prescribed in Section 6(c), in each case after delivery of a Notice of Election.

                                (e)  Net Lease.   Each Equipment Schedule shall be a net lease, and Lessee’s obligation to pay all rent and other sums thereunder shall be absolute and unconditional, and shall not be subject to any abatement, reduction, set-off, defense, counterclaims, interruption, deferment or recoupment, for any reason whatsoever.

                5.  LATE FEE.  Lessee shall pay a late charge on any rent payments or other sums due hereunder which are past due, in the amount specified in the Lease Line Schedule, payable on demand.  In addition, interest shall accrue daily at the “Default Rate” (as defined in the Lease Line Schedule), or if such rate exceeds the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand.

                6.  LEASE TERMINATION OPTIONS.  Upon Lease Termination, Lessee will have the option to purchase the Equipment, renew the term of the Lease, or return the Equipment to Lessor, as set forth below.  Lessee shall specify its election of a Lease Termination Option in the Notice of Election.

                                (a)  Purchase Option.  If Lessee exercises the option to purchase, then, provided no monetary Event of Default has occurred and is then continuing, Lessee shall at the expiration of the Lease Term, renewal term or extension, as the case may be, purchase the Equipment.  The purchase price shall be the Equipment’s then fair market value (“FMV”).  FMV, as applied to a purchase option, shall be determined by Lessor based on the price a willing buyer would pay and a willing seller would accept (neither buyer nor seller being under compulsion to act) for the Equipment as installed and in use, giving due consideration to its condition, utility, revenue-producing capability, and replacement costs.  If Lessee fails to agree with Lessor’s good faith determination of the FMV, Lessee shall provide Lessor with a written request for a determination of the FMV with or prior to payment of Lessor’s invoice.  Within ten (10) days after such request Lessor and Lessee shall agree on an appraiser to determine the FMV or, lacking such agreement, shall each tender the name of an appraiser.  The appraiser(s) shall, within thirty (30) days, either agree on the FMV or select a third appraiser, to form a committee to determine the FMV.  Determination by the appraiser(s) shall be final and binding on both parties.  Within fifteen (15) days after such determination, Lessee shall pay the FMV.  Each party shall bear the fees and expenses of any appraiser which it names and share equally the fees and expenses of any appraiser(s) jointly selected.  The purchase option price shall be paid not later than the last day of the Lease Term.

                                (b)  Renewal.  If Lessee exercises the option to renew this Lease, such renewal shall be upon the terms and conditions of this Master Lease and the applicable Lease Line Schedule, for a rental period and rental amount to be agreed upon by Lessee and Lessor.

                                (c)  Return.  If the Notice of Election specifies return of the Equipment, Lessee at its own risk and expense (i) will immediately return the Equipment to Lessor in the same condition as when delivered, ordinary wear and tear excepted, at such location as Lessor shall designate, provided that Lessee’s expense shall be limited to the cost of returning the Equipment to Lessor’s address as set forth on page 1 to the Master Lease; and (ii) will, on request from Lessor, use its best efforts to obtain from the Equipment supplier (or other maintenance service supplier approved by Lessor) with respect to Equipment for which a service contract is required under the Lease Line Schedule, a certificate stating that the Equipment qualifies for continued maintenance service at the standard rates and terms then in effect.

                7.  USE; MAINTENANCE.

                                (a)  Lessee, at its expense, shall make all necessary site preparations and cause the Equipment to be operated in accordance with any applicable operating manuals and manufacturer’s instructions.  Notwithstanding any transfer or assignment by Lessor and provided no Event of Default has occurred and is continuing, Lessee shall have the right to quietly possess and use the Equipment as provided herein without interference by Lessor, its assigns or any other third party claiming through or under Lessor.

                                (b)  Lessee shall effect and bear the expense of all necessary repair, maintenance, operation and replacements required to be made to maintain the Equipment in good condition, reasonable wear and tear excepted, and to comply with all material domestic and international laws to which the use and operation of the Equipment may be or become subject.  All replacement Equipment attached to or incorporated into the Equipment financed hereunder and parts furnished in connection with such maintenance or repair shall immediately become the property of Lessor and part of the Equipment for all purposes hereof.  All such maintenance, repair and replacement services shall be immediately paid for and discharged by Lessee with the result that no lien under any applicable laws will attach to the Equipment as a result of the performance of such services or the provision of any such material.

                8.  INSURANCE.  Lessee shall obtain and maintain for the Lease Term (and any renewal term or extension), at its own expense, (a) “all risk” insurance against loss or damage to the Equipment, (b) commercial general liability insurance (including contractual liability, products liability and completed operations coverage) reasonably satisfactory to Lessor, and (c) such other insurance against such other risks of loss and with such terms, as shall in each case be reasonably satisfactory to or reasonably required by Lessor (as to carriers, amounts and otherwise).  The amount of the “all risk” insurance shall be greater than or equal to the Stipulated Loss Value (as defined in Section 9 below) of all Equipment outstanding under the Lease Line Schedule, and must otherwise be reasonably satisfactory to Lessor as of each anniversary date of this Lease.  Any increase in the amount of such insurance coverage, other than “all risk”, reasonably requested by Lessor and in amounts which are customary in Lessee’s industry shall be put into effect on the next succeeding renewal date of such insurance.

                Each “all risk” policy shall:  (i) name Lessor as sole loss payee with respect to the Equipment, (ii) provide for each insurer’s waiver of its right of subrogation against Lessor and Lessee, and (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Lessee of a provision of any of its insurance policies, and shall waive set-off, counterclaim or offset against Lessor.

                Each liability policy shall name Lessor as an additional insured and provide that such insurance shall have cross-liability and severability of interest endorsements (which shall not increase the aggregate policy limits of Lessee’s insurance).

                All insurance policies shall provide that Lessee’s insurance shall be primary without a right of contribution of Lessor’s insurance, if any, or any obligation on the part of Lessor to pay premiums of Lessee, and shall contain a clause requiring the insurer to give Lessor at least 30 days’ prior written notice of its cancellation (other than cancellation for non-payment for which 10 days’ notice shall be sufficient).  Lessee shall on or prior to the date of Equipment Schedule No. 1 and prior to each policy renewal, furnish to Lessor certificates of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect.  Lessee further agrees to give Lessor prompt notice of any damage to, or loss of, the Equipment, or any part thereof.

                9.  LOSS OR DAMAGE.  If any items of Equipment shall become lost, stolen, destroyed, or damaged beyond repair for any reason, or in the event of condemnation, confiscation, seizure or requisition of title to or use of such items (collectively, an “Event of Loss”), Lessee shall promptly pay to Lessor the applicable Stipulated Loss Value of the Equipment subject to the Event of Loss.  Upon payment by Lessee of the Stipulated Loss Value, Lessor will transfer to Lessee, “AS IS, WHERE IS, WITHOUT RECOURSE, REPRESENTATION OR WARRANTY,” all of Lessor’s right, title and interest, if any, in such items of Equipment.  The “Stipulated Loss Value” payable by Lessee under this Lease shall be an amount equal to the product of (a) Lessor’s Cost of the affected Equipment and (b) the percentage set forth in the table attached to the applicable Lease Line Schedule as Annex A opposite the Rental Payment number next following the Event of Loss.  Stipulated Loss Values and Rental Payments shall not be prorated.

                10.  TITLE, INSPECTION AND LOCATION.

                                (a)  Title.  Lessor and Lessee confirm their intent that title to the Equipment shall remain in Lessor (or its successors and assigns) exclusively.  If requested by Lessor, Lessee will affix plates or markings on the Equipment and on any operating manuals and manufacturer’s instructions indicating the interests of Lessor and its assigns therein, and Lessee will not allow any other indicia of ownership or other interest in the Equipment to be placed on the Equipment.  Lessee shall not sell, assign, grant a security interest in, sublet, pledge, hypothecate or otherwise encumber or suffer a lien upon or against this Lease or the Equipment.

                                (b)  Inspection.  Lessor (through any of its officers, employees or agents) shall have the right to inspect the Equipment during regular business hours, with reasonable notice, and in compliance with Lessee’s reasonable security procedures; provided, that such inspections will be conducted no more often then once every six (6) months unless an Event of Default, or event which, with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing.

                                (c)  Location.  In the case of Equipment other than mobile Equipment, Lessee may move such Equipment from the installation address shown on the Equipment Schedule (or any other location for which Lessee has complied with this provision) only if (i) the new location is within the continental United States, and (ii) Lessee gives at least 30 days’ prior written notice of the relocation and provides UCC-1 financing statements, landlord waivers or such other documentation as Lessor reasonably requests to protect its interest in the Equipment.

                                (d)  Lessee shall keep copies of all operating manuals and manufacturer’s instructions with respect to the Equipment in good condition at the locations specified in Section 10(c).

                11.  LESSEE’S REPRESENTATIONS, WARRANTIES AND WAIVERS.  Upon execution of the Master Lease and each Equipment Schedule, Lessee warrants and represents the following:

                                (a)  Lessee is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.  Lessee has full power and authority and all necessary licenses and permits to carry on its business as presently conducted, to own or hold under lease its properties and to enter into this Master Lease, the Lease Line Schedule and each Equipment Schedule and to perform its obligations thereunder; and Lessee is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business or the performance of its obligations under this Master Lease, the Lease Line Schedule and any Equipment Schedule requires such qualification, except for such jurisdictions in which failure to qualify would not have a material adverse effect on Lessee.

                                (b)  The execution and delivery by Lessee of this Master Lease, the Lease Line Schedule and each Equipment Schedule and the performance by Lessee of its obligations thereunder have been duly authorized by all necessary corporate action on the part of Lessee; and do not and will not contravene the provisions of, or constitute a default (either with or without notice or lapse of time, or both) under, or result in the creation of any lien upon, the Equipment or any property of Lessee under any material indenture, mortgage, contract or other instrument to which Lessee is a party or by which Lessee or its properties is bound.

                                (c)  No consent or approval of, giving of notice to, registration with, or taking of any other action by, any state, federal, foreign or other governmental commission, agency or regulatory authority or any other person or entity is required for the consummation or performance by Lessee of the transactions contemplated under this Master Lease, the Lease Line Schedule and each Equipment Schedule.

                                (d)  This Master Lease, the Lease Line Schedule and each Equipment Schedule, when executed by Lessee, constitute legal, valid and binding agreements of Lessee enforceable against Lessee in accordance with their terms, except as limited by general equity principles, public policy concerns and any bankruptcy, insolvency, reorganization, or other similar laws of general application affecting the enforcement of creditor or Lessor rights.

                                (e)  Except as set forth on the Disclosure Schedule attached hereto as Schedule I, there are no actions, suits or proceedings pending or, to the best of Lessee’s knowledge, threatened against or affecting Lessee or any property of Lessee in any court, before any arbitrator of any kind or before or by any federal state, municipal or other government department, commission, board, bureau, agency or instrumentality (collectively “Governmental Body”), which, if adversely determined, would materially adversely affect the business, financial condition, assets, or operations of Lessee, or materially adversely affect the ability of Lessee to perform its obligations under this Master Lease, the Lease Line Schedule and each Equipment Schedule; and Lessee is not in default with respect to any order of any court, arbitrator or Governmental Body or with respect to any material loan agreement, debt instrument or contract with a supplier or customer of Lessee, except as disclosed in writing to Lessor.

                                (f)  To the extent permitted by applicable law, Lessee waives any and all rights and remedies to: (i) cancel this Lease; (ii) repudiate this Lease; (iii) reject the Equipment after delivery to Lessor of a Delivery and Acceptance Certificate; (iv) revoke acceptance of the Equipment after delivery to Lessor of a Delivery and

Acceptance Certificate; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) claim a security interest in the Equipment in Lessee’s possession or control for any reason; (vii) deduct from Rental Payments all or any part of any claimed damages resulting from Lessor’s default, if any, under this Lease; (viii) accept partial delivery of the Equipment; (ix) “cover” under this Lease by making any purchase or lease of or contract to purchase or lease equipment in substitution for Equipment designated in the Lease; (x) recover any direct, general, special, incidental, indirect, exemplary or consequential damages, for any reason whatsoever other than  resulting from Lessor’s gross negligence or willful misconduct; and (xi) obtain specific performance as to Lessor, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified to this Lease.  To the extent permitted by applicable law, Lessee also waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor’s damages or which may otherwise limit or modify any of Lessor’s rights or remedies.

                12.  ASSIGNMENT BY LESSOR.  LESSEE ACKNOWLEDGES THAT LESSOR MAY SELL, ASSIGN, GRANT A SECURITY INTEREST IN, OR OTHERWISE TRANSFER ALL OR ANY PART OF ITS RIGHTS, TITLE AND INTEREST IN THIS LEASE AND THE EQUIPMENT WITHOUT NOTICE TO OR CONSENT OF LESSEE, PROVIDED, HOWEVER, THAT SUCH SALE, ASSIGNMENT, OR OTHER TRANSFER SHALL NOT BE TO A COMPETITOR OR AFFILIATE OF A COMPETITOR OF LESSEE.  Upon Lessor’s written notice to Lessee that this Lease, or the right to the Rental Payments hereunder, have been assigned, Lessee shall, if requested, pay directly to Lessor’s assignee without abatement, deduction or set-off all amounts which become due hereunder.  Lessee waives and agrees it will not assert against Lessor’s assignee any counterclaim or set-off in any action for rent under the Lease.  Upon the assignment of this Lease, Lessor’s assignee shall have and be entitled to exercise any and all rights and remedies (but none of the obligations) of Lessor hereunder, and all references herein to Lessor shall include Lessor’s assignee. Lessee acknowledges that any assignment or transfer by Lessor does not materially change Lessee’s duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee.

                13.  ASSIGNMENT BY LESSEE.  LESSEE MAY NOT, WITHOUT LESSOR’S PRIOR WRITTEN CONSENT, (i) ASSIGN THIS LEASE, WHETHER BY OPERATION OF LAW OR OTHERWISE, OR SUBLEASE THE EQUIPMENT OR ANY PART THEREOF OR (ii) ASSIGN, GRANT A SECURITY INTEREST IN, OR  OTHERWISE TRANSFER ALL OR ANY PART OF ITS RIGHTS, TITLE AND INTEREST IN AND TO THIS LEASE OR THE EQUIPMENT.  Notwithstanding the foregoing, in the event of a merger, sale of substantially all of the assets or other reorganization involving Lessee in which the shareholders of Lessee immediately prior to such transaction own less than 50% of the voting securities of the surviving entity or purchaser of assets (or its parent) in such transaction, Lessor shall not withhold its consent to the assignment of this Lease to the successor entity if each of the following conditions precedent is satisfied:

                (i) the successor entity as of the date of such assignment meets Lessor’s then current credit standards, as determined by Lessor in Lessor’s sole discretion;

                (ii) Lessee gives Lessor at least ten (10) days prior written notice of such merger, sale of assets or other reorganization;

                (iii) such merger, sale of assets or other reorganization does not adversely affect the rights of lessor;

                (iv) the corporation that results from such merger or other reorganization or which purchases the assets in the case of a sale of assets (the “Surviving Corporation”) shall have executed and delivered to Lessor an agreement in form and substance reasonably satisfactory to Lessor, containing an assumption by Surviving Corporation of the due and punctual performance and observance of each covenant and condition of Lessee in the Master lease, Lease Line Schedule and Equipment Schedules (the “Lease Documents”) and making representations and warranties with respect to the Surviving Corporation similar in scope and substance to the representations and warranties made by Lessee in the Lease Documents;

                (v) the Surviving Corporation executes any precautionary financing statements or amendments thereto reasonably requested by Lessor; and

                (vi) immediately after giving effect of such merger, sale of assets or other reorganization, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing.

In the event Lessee makes an assignment, sublease or other transfer (to which Lessor has consented), Lessee shall not thereby be relieved of its duties and obligations hereunder, for which it shall remain fully responsible and liable (independent of its assignee).

                14.  TAXES.

                                (a)  Lessee shall comply with all applicable federal, state, local, foreign and international laws, regulations and orders relating to this Lease.  Lessee assumes liability for, and shall pay when due or prior to any penalty being assessed, and on a net after-tax basis shall indemnify and defend Lessor against, all federal, state, local, foreign and international fees, taxes and government charges (including, without limitation, interest and penalties) of any nature imposed upon or in any way relating to Lessor, Lessee, any item of Equipment or this Lease, except federal, state and local taxes on or measured by Lessor’s net income (other than any such tax which is in substitution for or relieves Lessee from the payment of taxes it would otherwise be obligated to pay to or reimburse Lessor for as herein provided).  Lessee shall at its expense file when due with the appropriate authorities any and all tax and similar returns and reports required to be filed with respect thereto or, if requested by Lessor after the occurrence and during the continuance of an Event of Default and provided that Lessee is not in good faith contesting the payments of amount owing in connection with such returns and reports, notify Lessor of all such requirements and furnish Lessor with all information required for Lessor to effect such filings, which filings shall also be at Lessee’s expense.  Any fees, taxes or other charges paid by Lessor upon failure of Lessee to make such payments shall at Lessor’s option become immediately due from Lessee to Lessor.

                                (b)  This Lease has been entered into on the assumption that Lessor shall be entitled to all deductions, credits, and other tax benefits as are provided in the Internal Revenue Code of 1986, including amendments as may occur (the “Code”), to an owner of property including, without limitation, depreciation deductions and interest deductions with respect to any debts incurred to finance the purchase of the Equipment.  If, as a result of any acts, omissions or misrepresentations by Lessee, Lessor’s projected after-tax economic return resulting from ownership and lease of the Equipment is reduced, then Lessee’s Rental Payments shall be increased in an amount (based on Lessor’s reasonable calculations) sufficient to provide the same net after-tax economic return as if such acts or omissions had not occurred.  Appropriate increases shall also be made in the applicable Stipulated Loss Values for this Lease.  In the event the Equipment is sold by Lessor to another party, the net after-tax economic returns considered shall be those of such other party.

                15.  EQUIPMENT WARRANTIES.  Lessee acknowledges that (i) Lessee has selected the supplier of the Equipment, (ii) Lessor acquired the goods or the right to possession and use of the goods in connection with the Lease, and (iii) Lessee received a copy of the contract by which Lessor acquired the Equipment or the right to possession and use of the Equipment before signing the Lease.  LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE WITH RESPECT TO THE EQUIPMENT AND DISCLAIMS THE SAME.  Lessor shall have no liability for any damages, whether direct, indirect, general, special, incidental, exemplary or consequential, incurred by Lessee as a result of any defect or malfunction of the Equipment.  Lessee shall look solely to the Equipment supplier for any and all claims related to the Equipment.  Lessor assigns to Lessee, for and during the Lease Term, any warranty on the Equipment provided by the supplier.  Lessor and Lessee agree that all limitations on remedies and liability contained in this Lease represent a reasonable allocation of risks that is part of the fundamental bargain between the parties.

                16.  EVENTS OF DEFAULT.  An Event of Default shall occur if Lessee (i) fails to pay any Rental Payment or other payment required under the Lease when due and such failure continues for a period of five (5) days after written notice from Lessor; or (ii) fails to perform or observe any other covenant, condition or agreement to be performed or observed by it or breaches any provision contained in the Lease or in any other document furnished to Lessor in connection herewith, and such failure or breach continues for a period of thirty (30) days after written notice from Lessor; or (iii) except as permitted by Section 13 hereof, without Lessor’s consent, attempts to assign this Lease or sell, transfer, encumber, part with possession, or sublet any item of Equipment; or (iv) makes any representation or warranty herein or in any document furnished by Lessee in connection herewith, which shall have been materially false or inaccurate when made or at the time to which such representation or warranty relates; or (v) shall commit an act of bankruptcy or become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a Trustee or Receiver or either shall be appointed for Lessee or for a substantial part of its property without its consent, or bankruptcy reorganization, or insolvency proceedings shall be instituted by or against Lessee, and, if instituted against Lessee, shall not be vacated or dismissed within sixty (60) days.  Any Event of Default shall be deemed material and a substantial impairment of Lessor’s interests for the purposes of this Lease, the UCC, and any other applicable law.

                17.  REMEDIES.  Upon the occurrences of any Events of Default and at any time thereafter, provided such Event of Default is then continuing, Lessor may, in its discretion, do any one or more of the following:

                                (a)  cancel any or all Leases which reference this Master Lease or the Lease Line Schedule, upon notice to Lessee;

                                (b)  recover any accrued and unpaid Rental Payments and other amounts which are due and owing under the Leases so canceled on the Rental Payment Date immediately preceding the date on which Lessor obtains possession of the Equipment (or such earlier date as judgment is entered in favor of Lessor) (the “Determination Date”), plus interest at the Default Rate;

                                (c)  with or without canceling this Lease, recover such Stipulated Loss Value as of the Rental Payment Date immediately preceding the Determination Date;

                                (d)  recover any amounts due under any indemnity then determinable, plus interest at the Default Rate;

                                (e)  require that Lessee provide the return and certification of the Equipment in accordance with Section 6(c) hereof;

                                (f)  without a breach of the peace, enter the premises where such Equipment is located and take immediate possession of and remove the same, all without liability to Lessor or its agents for such entry except for their gross negligence or willful misconduct;

                                (g)  sell any or all of the Equipment at public or private sale, or otherwise dispose of, hold, use, operate, lease to others or keep idle such Equipment, all free and clear of any rights of Lessee, provided that Lessor shall apply the proceeds to the obligations owing from Lessee to Lessor under the Lease; and

                                (h)  exercise any other right or remedy which may be available to it under the UCC or other applicable law including the right to recover damages for the breach hereof.

                In addition, Lessee shall be liable for, and reimburse Lessor for, all reasonable legal fees and all commercially reasonable costs and expenses incurred by Lessor as a result of the foregoing defaults or the exercise of Lessor’s remedies, including without limitation recovering possession of the Equipment, selling or leasing the Equipment (including broker’s and sales representative’s fees and commissions), and placing any Equipment in the condition and obtaining the certificate required by Section 6(c) hereof.  No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.  No express or implied waiver by Lessor of any Event of Default shall constitute a waiver of any other Event of Default by Lessor, or a waiver of any of Lessor’s rights.

                18.  INDEMNIFICATION.  Lessee assumes liability for, and shall pay when due, and shall indemnify, reimburse and hold each Indemnified Person (defined below) harmless from and against all Claims (defined below), directly or indirectly relating to or arising out of the acquisition, use, manufacture, purchase, shipment, transportation, delivery, installation, lease or sublease, ownership, operation, possession, control, storage, return or condition of any item of Equipment (regardless of whether such item of Equipment is at the time in the possession of Lessee), the falsity of any non-tax representation or warranty of Lessee or Lessee’s failure to comply with the terms of the Lease during the Lease Term, provided that Lessee shall not be required to indemnify Lessor for Claims arising from an act or omission of Lessor with respect to the Equipment after Lessor has taken possession of such

Equipment under Section 6(c).  The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of Equipment, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, or (iii) any Claim for negligence or strict or absolute liability in tort; provided, however, that Lessee shall not indemnify Lessor for any liability to the extent it is incurred by Lessor as a direct result of Lessor’s gross negligence or willful misconduct.

                “Claim” means all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including, without limitation, claims relating to environmental discharge, cleanup or compliance), and all costs and expenses whatsoever to the extent they may be incurred or suffered by an Indemnified Person in connection therewith (including, without limitation, reasonable attorneys’ fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Equipment, damage to or loss of use of property (including, without limitation, consequential or special damages to third parties or damages to Lessee’s property), or bodily injury to or death of any person (including, without limitation, any agent or employee of Lessee).

                “Indemnified Person” means Lessor (including without limitation, each of its partners) and each of their respective successors, assigns, agents, officers, directors, shareholders, partners, servants, agents and employees.

                Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Lease.  Upon Lessor’s written demand, Lessee shall assume and diligently conduct, at its sole cost and expense, the entire defense of any Indemnified Person against any indemnified Claim described in this Section 18.  Lessee shall not settle or compromise any Claim against or involving Lessor without first obtaining Lessor’s written consent thereto, which consent shall not be unreasonably withheld.  Lessee shall give Lessor prompt notice of any occurrence, event or condition in connection with which Lessor may be entitled to indemnification hereunder.  The provisions of this Section 18 are in addition to, and not in limitation of, the provisions of Section 14(b).

                19.  NOTICES.  Any notices or demands required or permitted hereunder shall be given to the parties in writing and by personal delivery, regular or certified mail, facsimile or telegram at the address set forth in the Lease Line Schedule or to such other address as the parties may hereafter substitute by written notice given in the manner prescribed in this Section.  Such notices or demands shall be deemed given upon receipt in the case of personal delivery and upon mailing or transmission in the case of mail, facsimile or telegram.  Lessee agrees to provide Lessor with twenty (20) days’ prior written notice of (a) any merger or consolidation with or into any other business organization, (b) any sale, lease or other disposition of substantially all of the assets not in the ordinary course of business, and (c) except to the extent that a confidentiality agreement restricts such notice, any other material change in Lessee’s financial structure or ownership.

                20.  FURTHER ASSURANCES.  Lessee will promptly execute and deliver to Lessor such further reasonable documents and take such further reasonable action as Lessor may request in order to more effectively carry out the intent and purpose of this Lease or an assignment of Lessor’s interest herein.

                21.  MISCELLANEOUS.  This Lease shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns.  Any provision of the Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that to the extent that the provisions of any such applicable law can be waived, they are waived by Lessee.  Time is of the essence with respect to the Lease.  The captions set forth herein are for convenience only and shall not define or limit any of the terms hereof.  THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES.  LESSOR AND LESSEE WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM THIS LEASE.  THIS LEASE SHALL BECOME EFFECTIVE AND BINDING ON THE PARTIES, THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS, AND SHALL BE DEEMED EXECUTED AND PERFORMED IN THE STATE OF CALIFORNIA, WHEN THE RELATED EQUIPMENT SCHEDULE IS ACCEPTED BY LESSOR.  LESSEE CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF CALIFORNIA FOR THE RESOLUTION OF ANY DISPUTES HEREUNDER.

                22.  AMENDMENTS, MODIFICATIONS, WAIVERS.  NONE OF THE PROVISIONS OF THIS LEASE MAY BE AMENDED, MODIFIED OR WAIVED EXCEPT IN A WRITING SIGNED BY LESSOR AND LESSEE.

INITIALS /s/ JW (LESSEE)		INITIALS /s/ DR (LESSOR)

LESSEE:		LESSOR:

RIGEL PHARMACEUTICALS, INC.		LIGHTHOUSE CAPITAL PARTNERS IV, L.P.

By:	/s/ James Welch	By:	LIGHTHOUSE MANAGEMENT
PARTNERS IV, L.L.C., its general partner
Name:	James Welch

Title:	Chief Financial Officer

			By:	/s/ Denis Ryan

			Name:	Denis Ryan

			Title:	Chief Operating Officer

SCHEDULE I

DISCLOSURE SCHEDULE

1

NEGATIVE PLEDGE AGREEMENT

                THIS NEGATIVE PLEDGE AGREEMENT is made as of December 23, 2002, by and between RIGEL PHARMACEUTICALS, INC. (“Lessee”) and LIGHTHOUSE CAPITAL PARTNERS IV, L.P. (“Lessor”).

                In connection with the Lease Documents being concurrently executed between Lessee and Lessor, Lessee agrees as follows:

                Lessee shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of lessee’s intellectual property, including, without limitation, the following:

(a)           Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”);

(b)           Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)           Any and all design rights which may be available to Lessee now or hereafter existing, created, acquired or held;

(d)           All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the “Patents”);

(e)           Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Lessee connected with and symbolized by such trademarks (collectively, the “Trademarks”);

(f)            Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for an collect such damages for said use or infringement of the intellectual property rights identified above;

(g)           All licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(h)           All amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

(i)            All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Notwithstanding the foregoing, the Lessee may (1) grant licenses and enter into similar arrangements for the use of its intellectual property in the ordinary course of business, and (2) enter into collaborations and scientific arrangements with respect to its intellectual property in the ordinary course of business.

                It shall be an event of default under the lease documents between lessee and lessor if there is a breach of any term of this negative pledge agreement.

                Capitalized items used herein without definition shall have the same meanings as set forth in the lease documents referred to above.

LESSEE:		LESSOR:

RIGEL PHARMACEUTICALS, INC.		LIGHTHOUSE CAPITAL PARTNERS IV, L.P.

By:	/s/ James Welch	By:	LIGHTHOUSE MANAGEMENT
PARTNERS IV, L.L.C., its general partner
Name:	James Welch

Title:	CFO	By:	/s/ Denis Ryan

		Name:	Denis Ryan

		Title:	Chief Operating Officer

EXHIBIT B

EQUIPMENT SCHEDULE NO. 01, dated _________(“Equipment Schedule”) to

LEASE LINE SCHEDULE NO. 01, dated December 23, 2002 (“Lease Line Schedule”), to

MASTER EQUIPMENT LEASE AGREEMENT NO. 167040101, dated December  23, 2002 (“Master Lease”),

 by and between LIGHTHOUSE CAPITAL PARTNERS IV, L.P. (“Lessor”) and RIGEL PHARMACEUTICALS, INC., a Delaware corporation (“Lessee”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)

Total Lessor’s Cost:

The total Lessor’s Cost under this Equipment Schedule shall be an amount equal to the sum of the Lessor’s Cost under each Delivery and Acceptance Certificate executed by Lessee between the date of this Equipment Schedule and ten days prior to the Commencement Date, and which refers to this Equipment Schedule.

Lease Term:	36 Months

Commencement Date:

Interim Rent:

On or about the Commencement Date, Lessor shall send Lessee a “Summary of Equipment Schedule” in the form of Annex A hereto, specifying, among other things, the applicable Interim Rent; provided, however, that any failure by Lessor to send Lessee a Summary Equipment Schedule shall not relieve Lessee of its obligation to pay rent hereunder.

Rental Factor:	The Rental Factor shall be set forth in the Summary of Equipment Schedule.

Rental Payments:

The amount of the monthly Rental Payments, calculated in accordance with the Lease Line Schedule and payable monthly in advance, shall be set forth in the Summary of Equipment Schedule.  Payments shall be made to Lessor’s address set forth in the Lease Line Schedule.

Rental Payment Dates:	First day of each calendar month.

Equipment Description:

The Equipment shall be described in each Delivery and Acceptance Certificate executed by Lessee between the date of this Equipment Schedule and the Commencement Date, and which refers to this Equipment Schedule.  Delivery and Acceptance Certificates under this Equipment Schedule must be received by Lessor no later than five business days prior to the Commencement Date.

Equipment Location:	240 East Grand Avenue, South San Francisco, CA 94080

Terms and Conditions:	The terms and conditions of the above-referenced Master Lease and Lease Line Schedule are incorporated herein. In addition, the following attachments apply to this Equipment Schedule only: None.

1

No Default:	No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing.

LESSEE:		LESSOR:

RIGEL PHARMACEUTICALS, INC.		LIGHTHOUSE CAPITAL PARTNERS IV, L.P.

By:		By:	LIGHTHOUSE MANAGEMENT
PARTNERS IV, L.L.C., its general partner
Name:	James Welch

Title:	Chief Financial Officer

By:

Name:

Title:

2

ANNEX A

SUMMARY OF EQUIPMENT SCHEDULE NO. 01 to

LEASE LINE SCHEDULE NO. 01, dated December 23, 2002, to

                MASTER EQUIPMENT LEASE AGREEMENT NO. 167040101, dated December 23, 2002 (“Master Lease”) by and between LIGHTHOUSE CAPITAL PARTNERS IV, L.P. (“Lessor”) and RIGEL PHARMACEUTICALS, INC., a Delaware corporation (“Lessee”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)

Total Lessor’s Cost:	$

Total Interim Rent:	$

Rental Factor:	3.2%

Rental Payments:	36 Payments of $________ each, payable monthly in advance

Amount of Advance Rent applied to this Equipment Schedule: $______N/A________

LIGHTHOUSE CAPITAL PARTNERS IV, L.P.

By:	LIGHTHOUSE MANAGEMENT
PARTNERS IV, L.L.C., its general partner

	By:	EXHIBIT ONLY

Name:

Title:

3

ANNEX B

SOFTWARE RIDER

                THIS SOFTWARE RIDER (this “Rider”) is made a part of Lease Line Schedule No. 01 (the (“Lease Line Schedule”) dated December 23, 2002, by and between LIGHTHOUSE CAPITAL PARTNERS IV, L.P., a Delaware limited partnership (“Lessor”) and RIGEL PHARMACEUTICALS, INC., a Delaware corporation (“Lessee”).

All capitalized terms used and not otherwise defined herein are defined in the Lease Line Schedule.

                In the event any computer software (as described in any applicable Equipment Schedule and collectively with all manuals, updates, revisions, program and data files, and documentation relating thereto or used or usable in connection therewith, the “Software”), is purchased  or licensed pursuant to the Lease Line Schedule, then, in addition to all other terms and conditions of the Master Lease and the Lease Line Schedule, all of which are incorporated herein by this reference:

1.             Software as General Intangibles.  All Software shall be “Equipment” as defined under the Lease Line Schedule.  Lessee hereby grants to Lessor as collateral security for Lessee’s payment and performance of all Lessee’s obligations of payment and performance under this Rider, the Lease Line Schedule, the Master Lease, and every other present or future Equipment Schedule or other agreement between Lessee and Lessor, a security interest in all of its right, title and interest in and to the Software, including without limitation general intangibles, licenses, and intellectual property rights with respect thereto, and all substitutions, modifications, replacements, additions, accessions, proceeds, and products of to or for any of the foregoing.

2.             Exclusion of Warranties.  Without limiting the generality of all exclusions of warranty set forth in the Lease Line Schedule and Master Lease, Lessor makes no and specifically excludes any representation or warranty relating to any Software, including without limitation any warranty of title, validity or enforceability of license, noninfringement, availability or quality of vendor support, or fitness for any particular purpose.

3.             License Assignment Agreement.  In the case of Software with a Lessor’s Cost in excess of $100,000, Lessee shall use its best efforts to ensure the receipt by Lessor of a License Assignment Agreement in form and substance satisfactory to Lessor and as set forth on Exhibit 1 hereto (the “Software License Assignment Agreement”) as an express condition precedent to the advance by Lessor of any funds to any party with respect to the Software.  Breach by Lessee of any material term or condition of any license agreement governing the right to use any Software which is not cured within the applicable grace period shall be an Event of Default under the Master Lease.

4.             Applicability of Lease.  The Master Lease, Lease Line Schedule, Equipment Schedule, Software License Assignment Agreement, and this Rider, and all documents entered into in connection therewith, govern Lessee’s obligations of payment and performance to Lessor with respect to the Software, whether or not the Software represents goods capable of being leased pursuant to the UCC.

5.             License Performance.  Lessee agrees that in addition to Lessor’s remedies following an Event of Default and during its continuance, Lessor may upon notice to Lessee requiring the same cause Lessee to cease all use of the Software and to assemble and deliver to Lessor the same in electronic or other form.  Lessee shall remit to Lessor upon demand any amounts due and payable with respect to the licensing of any Software or the assignment thereof.  Lessee agrees that monetary damages are not a sufficient remedy and will not adequately compensate Lessor for Lessee’s breach of this Section, and that Lessor shall be entitled to seek specific performance or other injunctive or equitable relief.

1

6.             Integration.  This Rider represents the entirety of the understanding between the parties with respect to its subject matter, and may only be modified by a written instrument signed by the party to be charged.  All rights and remedies of Lessor herein are in addition to, and not in limitation of, the rights and remedies of Lessor under the Lease.

LESSEE:		LESSOR:

RIGEL PHARMACEUTICALS, INC.		LIGHTHOUSE CAPITAL PARTNERS IV, L.P.

By:	/s/ James Welch	By:	LIGHTHOUSE MANAGEMENT
PARTNERS IV, L.L.C., its general partner
Name:	James Welch

Title:	Chief Financial Officer

		By:	/s/ Denis Ryan

		Name:	Denis Ryan

		Title:	Chief Operating Officer

2

ANNEX B-1

EXHIBIT 1

SOFTWARE LICENSE ASSIGNMENT AGREEMENT

                This SOFTWARE LICENSE ASSIGNMENT AGREEMENT (this “Agreement”) is entered into _______, _____, by and between ______________________ (“Vendor”), LIGHTHOUSE CAPITAL PARTNERS II, L.P., a Delaware limited partnership (“Lessor”) and RIGEL PHARMACEUTICALS, INC., a Delaware corporation (“Lessee”), with respect to certain items of computer software purchased or licensed from Vendor as more specifically described in attachments hereto (the “Software”) in connection with that certain Equipment Schedule No. 01 between Lessee and Lessor (collectively with all documents entered into in connection therewith, the “Lease”) dated December __, 2002.

                1.             Acknowledgment of License.  The parties acknowledge that the right to use the Software is being acquired pursuant to a software license agreement (the “License”) between Vendor and Lessee, and agree as follows:

                                (a)  Lessee reaffirms all of its rights and obligations under the License and under the Lease.  Lessor is not a party to the License, but is an express third party beneficiary thereof.

                                (b)  Lessee assigns to Lessor all of its rights and benefits, but Lessee retains all the obligations and burdens, under the License.  Vendor consents to such assignment.

                                (c)  Lessor sublicenses back to Lessee, such sublicense terminating once an Event of Default has occurred and is continuing under the Lease, the rights and benefits under the License.

                2.             Assignment.  Lessor may upon notice to Vendor succeed to all of Lessee’s right, title and interest in and to the License, and may sell or assign the same to any person, without the imposition of any transfer fee payable to Vendor, effective upon such person’s execution of the License, who shall upon such execution succeed to the obligations and burdens under such license.

                3.             No Commitment.  This is not a commitment by Lessor to purchase or finance any other items of software or hardware other than the Software.

                4.             Integration.  This Agreement represents the entirety of the understanding between the parties with respect to its subject matter, and may only be modified by a written instrument signed by the party to be charged.

	(“Vendor”)	LIGHTHOUSE CAPITAL PARTNERS IV, L.P.

		By:	LIGHTHOUSE MANAGEMENT
By:			PARTNERS IV, L.L.C., its general partner

Name:

Title:

RIGEL PHARMACEUTICALS, INC.			By:

Name:
By:	EXHIBIT ONLY
Title:
Name:

Title:

1

EXHIBIT A

LEASE LINE SCHEDULE NO. 01, dated December 23, 2002(“Lease Line Schedule”),

 to

MASTER EQUIPMENT LEASE AGREEMENT NO. 167040101, dated December 23, 2002 (“Master Lease”),

by and between

LIGHTHOUSE CAPITAL PARTNERS IV, L.P., a Delaware limited partnership (“Lessor”) and RIGEL
PHARMACEUTICALS, INC., a Delaware corporation (“Lessee”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)

IN CONSIDERATION of the mutual covenants contained herein, the parties agree as follows:

                Lease Line.  The total Lessor’s Cost of all units of Equipment under all Equipment Schedules pursuant to this Lease Line Schedule shall not exceed $2,000,000.00 (the “Commitment”).  “Lessor’s Cost” means, with respect to a unit of Equipment, the total cost to Lessor of purchasing such unit, as indicated on the applicable Equipment Schedule.  Lessor’s obligation to fund Equipment Schedules under the Commitment shall terminate on December 22, 2003 (the “Commitment Termination Date”).  The minimum Lessor’s Cost for each Delivery & Acceptance Certificate shall be $10,000.00.

                Rental Factor.  The Rental Factor for each Equipment Schedule will be 3.2% of scheduled Lessor’s Cost per month, payable monthly in advance.  The Rental Payment under a particular Equipment Schedule shall be an amount equal to the product of (a) the Rental Factor and (b) the aggregate Lessor’s Cost of Equipment subject to such Equipment Schedule.

                Interim Rent.  The Daily Interim Rent factor for each Equipment Schedule shall equal 0.0274%.

                Advance Rent.  Not Applicable

Commitment Fee.  Upon execution of the lease proposal dated November 7, 2002, Lessee paid to Lessor a commitment fee in the amount of Ten Thousand Dollars ($10,000.00) (“Commitment Fee”).  This Commitment Fee shall be applied to Expenses (as defined below), Interim Rent, the first month’s rent and every subsequent rent payment due from Lessee to Lessor under each Equipment Schedule until fully applied.  In the event this transaction is not approved by Lessor, the Commitment Fee will be returned in its entirety to Lessee.

                Expenses.  Lessee agrees to reimburse Lessor for reasonable expenses incurred in connection with the negotiation and documentation of this transaction, promptly upon receipt of an invoice.

                Eligible Equipment.  All equipment to be financed under an Equipment Schedule shall be Eligible Equipment.  “Eligible Equipment” means the following types of equipment to the extent acceptable to Lessor:

                Various new and used computers, peripherals, analytical and test equipment, laboratory equipment and furniture, office furniture and equipment and other equipment as mutually agreed to by Lessee and Lessor, together with all replacements, parts, cables, repairs, additions and accessories incorporated therein or affixed thereto and all operating manuals and manufacturer’s instructions (collectively hereinafter called the “Equipment”). Software, leasehold improvements, freight, installation, sales tax and other soft costs acceptable to Lessor (“Soft Costs”) shall not exceed Five Hundred Thousand Dollars ($500,000.00).  Such replacements, parts, cables, repairs, additions and accessories shall (whether or not purchased by Lessor) be considered part of the Equipment for all purposes and, when installed in or attached to the Equipment (unless otherwise agreed), be or become the property of the Lessor.  Except as otherwise specifically provided or the context so requires, the term “Equipment” includes operating system or other bundled software which is delivered on or with the Equipment or is included on the Equipment Schedules.  Notwithstanding the foregoing and with respect to Equipment Schedule No. 01 only, Lessor agrees to finance Eligible Equipment delivered to Lessee between August 1, 2002 and a date that is ninety (90) days prior to the Commencement Date for such Eligible Equipment at an amount equal to (a) Lessor’s Cost minus (b) Lessor’s Cost divided by the Lease Term multiplied by (c) the number of thirty (30) day periods elapsed since the date of delivery of such Eligible Equipment.

1

                Commencement Date.  The “Commencement Date” for each Equipment Schedule shall be the first day of the calendar month following the Acceptance Date for the items of Equipment subject to such Equipment Schedule.

                Lease Termination Options.  Upon Lease Termination (as defined in the Master Lease), Lessee will have, with respect to all but not less than all of the Equipment governed by this Lease Line Schedule, the option to (a) purchase the Equipment for the lesser of its then fair market value or ten (10%) of Lessor’s Cost, (b) renew the Lease or (c) return the Equipment to Lessor as provided in Section 6 of the Master Lease.  Notwithstanding the foregoing and with respect to Equipment Schedule No. 01 only, Lessee shall not have the option described above, but instead shall be obligated to pay upon Lease Termination a fixed payment equal to ten percent (10.0%) of Lessor’s Cost with respect to Equipment Schedule No. 01.

                Advance Notice Period.  The “Advance Notice Period” shall be at least ninety (90) days, but not more than 180 days, prior to Lease Termination (as defined in the Master Lease) of Equipment Schedule No. 01 to this Lease Line Schedule.

                Automatic Extension Period.  The “Automatic Extension Period” shall equal three (3) months and affects each Equipment Schedule under this Lease Line Schedule.

                Insurance.  The amount of commercial general liability insurance (other than products liability coverage and completed operations insurance) required under the Master Lease shall be at least $2,000,000 per occurrence.  The amount of the products liability and completed operations insurance under the Master Lease shall be at least $2,000,000 per occurrence.

                Financial Statements.  Lessee shall deliver to Lessor:  (a) as soon as available, but in any event within forty-five (45) days after the end of each calendar quarter, a company prepared balance sheet, income statement and cash flow statement covering Lessee’s operations during such period, certified by an officer of Lessee reasonably acceptable to Lessor; (b) as soon as available, but in any event within ninety (90) days after the end of Lessee’s fiscal year, audited financial statements of Lessee prepared in accordance with generally accepted accounting principles, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Lessor; (c) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Lessee involving amounts greater than $200,000; and (d) such other financial information as Lessor may reasonably request from time to time.

                Maintenance Service Contracts.  Lessee shall obtain and keep in effect at all times during the Lease Term (and any renewal or extension thereof), maintenance service contracts covering any Equipment with (i) a Lessor’s Cost in excess of $100,000 and/or (ii) Equipment for which maintenance service contracts are customarily available with the Equipment supplier or with other customary suppliers of maintenance services for such Equipment.

                Installation, Handling and Delivery Charges.  Any handling and delivery charge to cover all Equipment transportation, rigging, drayage, packing, installation and handling to and from vendor’s plant and upon return to Lessor’s designated location shall be paid by Lessee.

                Miscellaneous taxes. Without limitation of the provisions of the Master Lease, Lessee agrees to pay and to indemnify Lessor for any sales or use tax and any property tax in connection with the sale, lease or use of the Equipment other than an assignment of the Lease by Lessor.

                Late Fee.  Lessee shall pay a late charge on any rent payments or other sums due hereunder which are past due more than ten (10) days, in an amount equal to 2% of the past due amount, payable on demand.

                Default Rate.  The Default Rate of interest on late payments shall be eighteen percent (18%) per annum.

                Notices.  All notices shall be addressed as follows:

2

If to Lessor:	If to Lessee:

Lighthouse Capital Partners IV, L.P.	Rigel Pharmaceuticals, Inc.
500 Drake’s Landing	240 East Grand Avenue
Greenbrae, CA 94904-3011	South San Francisco, CA 94080
Attn.: Contract Administration	Attn.: Chief Financial Officer
Phone: (415) 464-5900	Phone: (650) 624-1176
Fax: (415) 925-3387	Fax: (650) 642-1101

                Conditions to the First Equipment Schedule.  On or prior to the date of execution of the first Equipment Schedule under this Lease Line Schedule, Lessor shall have received in form and substance satisfactory to Lessor, each of the following:

1.                                       A Warrant substantially in the form of Exhibit H to the Master Lease.

2.                                       Copies, certified by the Secretary or Assistant Secretary or Chief Financial Officer of Lessee, of: (i) the Certificate of Incorporation and By-Laws of Lessee (as amended to the date of the Lease) and (ii) the resolutions adopted by Lessee’s board of directors authorizing the execution and delivery of this Lease, the Lease Line Schedule, the Equipment Schedules, the Warrant and the other documents referred in this Lease Line Schedule and the performance by Lessee of its obligations in such documents.

3.                                       A Good Standing Certificate (including franchise tax status) with respect to Lessee from Lessee’s state of incorporation, dated a date reasonably close to the date of acceptance of the Lease by Lessor.

4.                                       A Software Rider substantially in the form of Annex B to this Lease Line Schedule.

5.                                       Evidence of the insurance coverage required by Section 8 of the Master Lease.

6.                                       All necessary consents of shareholders and other third parties with respect to the subject matter of the Master Lease, the Lease Line Schedule, the Equipment Schedules and the Warrant.

                Conditions to all fundings under all Equipment Schedules.  On or prior to each funding under each Equipment Schedule under this Lease Line Schedule, each of the following conditions shall have been satisfied:

1.                                       The Commitment Termination Date shall not have passed.

2.                                       No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing.

3.                                       Lessor shall have received a Software Licenses Assignment Agreement in substantially the form of Annex B-1 to this Lease Line Schedule with respect to each Vendor of software with a Lessor’s Cost in excess of $100,000 to be financed under this Lease Line Schedule.

4.                                       Lessor shall have received all necessary or desirable estoppel certificates and UCC filings, releases or terminations.

5.                                       Lessor shall use its best efforts to obtain a landlord waiver and consent in substantially the form of Exhibit E to the Master Lease with respect to each equipment location.

6.                                       Lessor shall have received a Negative Pledge Agreement in substantially the form of Exhibit J  to the Master Lease.

7.                                       There shall not have occurred (i) any material adverse change to the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Lessee, whether or not arising from transactions in the ordinary course of business, or (ii) any material adverse deviation by Lessee from the business plan of Lessee presented to and not disapproved by Lessor, since the date of the Master Lease.

3

8.                                       Lessee shall have delivered to Lessor an Equipment Schedule covering the appropriate funding period.

9.                                       Not less than fifteen business days prior to the desired funding date, Lessee shall have delivered to Lessor original invoices (each of which shall have a minimum value of Five Hundred Dollars ($500)), canceled checks or other proof of payment.  On or prior to the Commencement Date for a particular Equipment Schedule, Lessee shall provide a Bill of Sale, a Delivery and Acceptance Certificate, and any UCC filings or other documents or notices deemed necessary by Lessor in its sole reasonable discretion..

10.                                 All terms and conditions in the Equipment Schedule shall have been satisfied by the Acceptance Date for the Equipment under such Equipment Schedule.

All other documents as Lessor shall have reasonably requested.

LESSEE:		LESSOR:

RIGEL PHARMACEUTICALS, INC.		LIGHTHOUSE CAPITAL PARTNERS IV, L.P.

By:	/s/ James Welch	By:	LIGHTHOUSE MANAGEMENT
PARTNERS IV, L.L.C., its general partner
Name:	James Welch

Title:	Chief Financial Officer

			By:	/s/ Denis Ryan

			Name:	Denis Ryan

			Title:	Chief Operating Officer

Annex A                —            Stipulated Loss Value Table

4

ANNEX A

STIPULATED LOSS VALUE TABLE

TO

LEASE LINE SCHEDULE NO. 01, dated December 23, 2002, to

MASTER EQUIPMENT LEASE AGREEMENT NO. 167040101, dated December 23, 2002 (“Master Lease”), by and between LIGHTHOUSE CAPITAL PARTNERS IV, L.P., a Delaware limited partnership (“Lessor”), and RIGEL
PHARMACEUTICALS, INC., a Delaware corporation (“Lessee”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)

In the case of an Event of Loss, the Stipulated Loss Value for each item of leased Equipment is the Lessor’s Cost for the item multiplied by Stipulated Loss Value Percentage for the Rent Payment Number following the month of the Event of Loss.

Rent Payment Number	Stipulated Loss Value Percentage	Rent Payment Number	Stipulated Loss Value Percentage

1	112.00%	19	59.54%
2	109.09%	20	56.63%
3	106.17%	21	53.71%
4	103.26%	22	50.80%
5	100.34%	23	47.89%
6	97.43%	24	44.97%
7	94.51%	25	42.06%
8	91.60%	26	39.14%
9	88.69%	27	36.23%
10	85.77%	28	33.31%
11	82.86%	29	30.40%
12	79.94%	30	27.49%
13	77.03%	31	24.57%
14	74.11%	32	21.66%
15	71.20%	33	18.74%
16	68.29%	34	15.83%
17	65.37%	35	12.91%
18	62.46%	36 and thereafter	10.00%

Lessee:	Lessor:

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